Exhibit 99.1

Insulet Reports First Quarter 2026 Results

Raises Full Year Total Company Revenue Guidance

ACTON, Mass. - May 6, 2026 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced its financial results for the three months ended March 31, 2026.

First Quarter Financial Highlights:

•Revenue of $761.7 million, up 33.9%, or 30.1% in constant currency1, and exceeded the high end of the Company’s guidance range of 25% - 27% at constant currency rates
◦Total Omnipod revenue of $758.4 million, rose 36.9%, or 33.0% in constant currency
▪U.S. Omnipod revenue of $515.6 million, increased 28.3%
▪International Omnipod revenue of $242.9 million, increased 59.4%, or 45.2% in constant currency
◦Drug Delivery revenue of $3.3 million
•Operating income of $122.1 million, or 16.0% of revenue, up 40 basis points over prior year
•Adjusted operating income1 of $133.5 million, or 17.5% of revenue, up 110 basis points over prior year
•Net income of $91.1 million, or $1.30 per diluted share, compared to $35.4 million, or $0.50 per diluted share, in the prior year
•Adjusted net income1 of $99.8 million, or $1.42 per diluted share, increased 35.4% and 39.7%, respectively, compared to $73.7 million, or $1.02 per diluted share, in the prior year

Recent Strategic Highlights:

•Launched Omnipod 5 and Omnipod Discover™ in five countries in the Middle East, bringing Omnipod 5 availability to 19 countries
•Presented data on the new Omnipod 5 algorithm update at the Advanced Technologies & Treatments for Diabetes (ATTD) International Conference following a successful limited market release, with broader launch expected in the coming weeks; the latest Omnipod 5 algorithm update delivers improved automation and performance, adding a new 100 mg/dL target glucose for greater personalization (six settings from 100-150 mg/dL) to support increased time in range without a clinically meaningful rise in time below range2, and an enhancement to help users stay in automated mode with fewer interruptions during extended high glucose events
•Completed a U.S. limited market release of Omnipod 5 algorithm with FreeStyle Libre 3 Plus, further broadening sensor connectivity across leading CGM platforms
1 See description of non-GAAP financial measures contained in this release.
2 In a simulated analysis, the 100 mg/dL Target Glucose (TG) setting demonstrated superior time in range (TIR) (70-180 mg/dL) and non-inferior time below range (TBR) (<70 mg/dL) compared with results at the 110-150 mg/dL TG settings in a real-world population of people with T1D using Omnipod 5. Differences in mean TIR for 100mg/dL vs 110mg/dL, vs 120 mg/dL, vs 130 mg/dL, vs 140 mg/dL, vs 150 mg/dL were 2.5%, 4.8%, 9.8%, 15.3%, and 20.8%, respectively. For each comparison, the lower bound of the one-sided 95% Confidence Interval (CI) was > 0, meeting the pre-specified superiority criterion. Differences in mean TBR for 100mg/dL vs 110mg/dL, vs 120 mg/dL, vs 130 mg/dL, vs 140 mg/dL, vs 150 mg/dL were 0.4%, 0.7%, 0.8%, 0.9%, and 0.9%, respectively. For each comparison, the upper bound of the one-sided 95% Confidence Interval (CI) was below the 2% non-inferiority margin. Analysis not controlled for Insulin Sensitivity Factor (ISF), Insulin-to-Carbohydrate Ratio (ICR), % time in automated mode and number of bolus/day. Data on File. RF-012026-00057.

•Achieved significant milestones in the Company’s development of a fully closed-loop automated insulin delivery (AID) system for adults with type 2 diabetes, including presenting data from the EVOLUTION 2 trial at ATTD, which highlighted a 68% time in range with no boluses3 as well as enrolling the first participant last week into the EVOLVE pivotal study4 to support a 510(k) filing in 2027
•Repurchased 1.25 million shares of common stock
•Advanced sustainability across the Company, as detailed in Insulet’s 2025 Sustainability Report5

“We started the year strong, delivering continued growth momentum and robust operating margin expansion in the first quarter,” said Ashley McEvoy, President and CEO. “Our team executed on our strategic priorities, growing our global Podder community and strengthening our leadership in the AID market, and we are raising our total company revenue growth outlook to reflect our progress. We are confident in our ability to achieve our long‑term growth objectives by accelerating innovation, developing our markets, strengthening our commercial engine, and scaling our global operations.”

2026 Outlook:

For the quarter ending June 30, 2026 and year ending December 31, 2026, the Company is providing the following guidance (revenue in constant currency):

	Q2 2026 Guidance	FY 2026 Guidance (as of 5/6/2026)	FY 2026 Prior Guidance (as of 2/18/2026)
U.S. Omnipod	18% - 20%	20% - 22%	20% - 22%
International Omnipod	28% - 30%	26% - 28%	24% - 26%
Total Omnipod	21% - 23%	22% - 24%	21% - 23%
Drug Delivery	~(50)%	~(50)%	~(50)%
Total	20% - 22%	21% - 23%	20% - 22%

Adjusted Operating Margin[1]		~100 bps YoY expansion	~100 bps YoY expansion
Adjusted EPS Growth[1]		>25%	>25%

Conference Call:

Insulet will host a conference call at 8:00 a.m. (Eastern Time) on May 6, 2026 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (888) 770-7129 for domestic callers or (929) 203-2109 for international callers, passcode 5904836.
3 EVOLUTION press release: Link
4 EVOLVE press release: Link
5 Insulet's 2025 Sustainability Report can be found at: 2025 Sustainability Report

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone in the U.S. or by the Omnipod 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, visit insulet.com or omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior-year periods using the exchange rate in effect during the applicable prior-year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted gross profit, adjusted gross profit as a percentage of revenue, adjusted operating income, adjusted operating income as a percentage of revenue, adjusted net income, and adjusted diluted earnings per share exclude the impact of certain significant transactions or events, such as legal settlements, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable.

•Adjusted EBITDA, which represents net income plus net interest expense (income), income tax expense (benefit), depreciation and amortization, stock-based compensation expense and other significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, which affect the period-to-period comparability of the Company’s performance, as applicable, and adjusted EBITDA as a percentage of revenue.

•Free cash flow, defined as net cash provided by operating activities less capital expenditures. Management uses this non-GAAP measure, in addition to GAAP financial measures, to evaluate our operating results.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s performance, and the Company believes they are helpful to investors and other interested parties as measures of comparative performance from period to period. They also are commonly used measures in determining business value, and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials, approval of products by regulatory bodies, and achievement of reimbursement from third-party payors. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to, international regulatory, commercial and logistics business risk, including any expansion of tariffs; our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of endorsements by diabetes associations or other organizations that are unfavorable; our ability to protect our intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty, including the war with Iran, as well as risks associated with any future pandemic, including supply chain disruptions; the potential violation of anti-bribery/anti-corruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; the regulatory requirements and overall complexity in manufacturing our product and challenges associated with starting new manufacturing lines; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers; challenges to the future development of our non-insulin drug delivery product line; our failure or that of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations or other manufacturing difficulties; extensive government regulation applicable to medical devices, as well as complex and evolving privacy, data protection and artificial intelligence laws; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall or product safety issues, including potential adverse impacts relating to medical device corrections; breaches or failures of the Company's product or information technology systems, including by cyberattack; our ability to maintain the privacy and security of Company and third-party information; our ability to attract, motivate, and retain key personnel; risks associated with potential future acquisitions or investments in new businesses; our ability to raise additional funds on acceptable terms or at all; restrictions imposed by our Credit Agreement; the volatility of the trading price of the Company’s common stock; and changes in tax laws or exposure to significant tax liabilities.

For a further list and description of these and other important risks and uncertainties that may affect the Company’s future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which the Company may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q the Company has filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2026 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation in the United States of America and other various jurisdictions. All rights reserved.

Investor Relations:

Clare Trachtman
Vice President, Investor Relations
ir@insulet.com

Media:

Cristal Downing
Chief Corporate Affairs Officer
pr@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended March 31,
(in millions, except share and per share data)	2026	2025
Revenue	$761.7	$569.0
Cost of revenue	232.7	159.9
Gross profit	529.1	409.0
Research and development expenses	89.7	59.6
Selling, general and administrative expenses	317.2	260.7
Operating income	122.1	88.8
Interest (expense) income, net	(9.8)	1.1
Loss on extinguishment of debt	—	(39.5)
Other income (expense), net	0.7	(2.2)
Income before income taxes	113.0	48.2
Income tax expense	(21.9)	(12.7)
Net income	$91.1	$35.4

Earnings per share:
Basic	$1.30	$0.50
Diluted	$1.30	$0.50
Weighted-average number of common shares outstanding (in thousands):
Basic	69,986	70,272
Diluted	70,202	74,111

RECONCILIATION OF DILUTED NET INCOME (UNAUDITED)

	Three Months Ended March 31,
(in millions)	2026	2025
Net income	$91.1	$35.4
Add back interest expense, net of tax attributable to assumed conversion of convertible notes	—	1.7
Net income, diluted	$91.1	$37.2

Note: Columns may not add or recalculate due to rounding.

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$480.4	$716.1
Accounts receivable, net	544.7	516.9
Inventories	462.5	452.6
Prepaid expenses and other current assets	221.9	228.3
Total current assets	1,709.5	1,914.0
Property, plant and equipment, net	830.4	819.5
Other intangible assets, net	115.2	117.1
Goodwill	51.6	51.6
Other assets	280.6	288.2
Total assets	$2,987.2	$3,190.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$149.8	$75.0
Accrued expenses and other current liabilities	519.0	586.7
Current portion of long-term debt	18.6	18.4
Total current liabilities	687.5	680.1
Long-term debt, net	929.5	930.8
Other liabilities	67.7	64.4
Total liabilities	1,684.6	1,675.2
Stockholders’ equity	1,302.6	1,515.2
Total liabilities and stockholders’ equity	$2,987.2	$3,190.4

Note: Columns may not add due to rounding.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended March 31,
(dollars in millions)	2026	2025	Percent Change	Currency Impact	Constant Currency
U.S.	$515.6	$401.7	28.3%	—%	28.3%
International	242.9	152.3	59.4%	14.2%	45.2%
Total Omnipod Products	758.4	554.0	36.9%	3.9%	33.0%
Drug Delivery	3.3	14.9	(77.9)%	—%	(77.9)%
Total	$761.7	$569.0	33.9%	3.8%	30.1%

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED OPERATING INCOME, NET INCOME & DILUTED EPS

	Three Months Ended March 31, 2026
(dollars in millions, except per share data)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(4)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rate
GAAP	$529.1	69.5%	$122.1	16.0%	$113.0	$91.1	$91.1	$1.30	19.4%
Voluntary medical device correction(1)	11.7		11.7		11.7	9.3	9.3	0.13
CFO transition(2)	—		(0.3)		(0.3)	(0.2)	(0.2)	—
Tax matters(3)	—		—		—	(0.4)	(0.4)	(0.01)
Non-GAAP	$540.8	71.0%	$133.5	17.5%	$124.4	$99.8	$99.8	$1.42	19.8%

	Three Months Ended March 31, 2025
(dollars in millions, except per share data)	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(4)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rate
GAAP	$88.8	15.6%	$48.2	$35.4	$37.2	$0.50	26.4%
Loss on investments(5)	4.7		7.5	5.8	5.8	0.08
Loss on extinguishment of debt(6)	—		39.5	39.0	39.0	0.53
Tax matters(3)	—		—	(6.5)	(6.5)	(0.09)
Non-GAAP	$93.5	16.4%	$95.1	$73.7	$75.4	$1.02	22.6%

(1) Represents estimated warranty costs associated with the voluntary medical device correction issued in March 2026, which are included in cost of revenue.
(2) Represents adjustment to the severance benefits for the Company's former Chief Financial Officer.
(3) Primarily represents consolidating effective tax rate adjustment related to non-GAAP items and excess tax benefits related to employee share-based compensation.
(4) The tax effect on non-GAAP adjustments is calculated based on applicable local statutory rates.
(5) Represents a provision for credit loss included in selling, general and administrative expenses related to a debt investment and an impairment included in other expense related to an equity investment.

(6) Relates to the repurchase of convertible debt.

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) (CONTINUED)

ADJUSTED EBITDA

	Three Months Ended March 31,
(dollars in millions)	2026	Percent of Revenue	2025	Percent of Revenue
Net income	$91.1	12.0%	$35.4	6.2%
Interest expense, net	9.8		(1.1)
Income tax expense	21.9		12.7
Depreciation and amortization	26.2		21.7
Stock-based compensation expense	21.3		18.2
Voluntary medical device correction(1)	11.7		—
CFO transition(2)	(0.3)		—
Loss on extinguishment of debt(3)	—		39.5
Loss on investments(4)	—		7.5
Adjusted EBITDA	$181.7	23.9%	$133.9	23.5%

(1) Represents estimated warranty costs associated with the voluntary medical device correction issued in March 2026, which are included in cost of revenue.
(2) Represents adjustment to the severance benefits for the Company's former Chief Financial Officer.
(3) Relates to the repurchase of convertible debt.
(4) Represents a provision for credit loss related to a debt investment and an impairment related to an equity investment.

FREE CASH FLOW

	Three Months Ended March 31,
(in millions)	2026	2025
Net cash provided by operating activities	$113.8	$63.8
Capital expenditures	(24.3)	(12.3)
Free cash flow	$89.5	$51.6

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) CONTINUED
REVENUE GUIDANCE

	Year Ending December 31, 2026
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	20% - 22%	—%	20% - 22%
International Omnipod	29% - 31%	3%	26% - 28%
Total Omnipod	23% - 25%	1%	22% - 24%
Drug Delivery	~(50)%	—%	~(50)%
Total	22% - 24%	1%	21% - 23%

	Three Months Ended June 30, 2026
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	18% - 20%	—%	18% - 20%
International Omnipod	30% - 32%	2%	28% - 30%
Total Omnipod	22% - 24%	1%	21% - 23%
Drug Delivery	~(50)%	—%	~(50)%
Total	21% - 23%	1%	20% - 22%